UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROVECTUS BIOPHARMACEUTICALS, INC.

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7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

Dear Stockholder:

You are cordially invited to attend the 2015 annual meeting of stockholders, which will be held on Friday, June 19, 2015 at 4:00 p.m. Eastern Time at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC located at 200 S. Orange Avenue, Suite 2900, Orlando, Florida 32801.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting.

Regardless of whether you plan to attend the 2015 annual meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. I look forward to personally meeting all stockholders who are able to attend.

Peter R. Culpepper Chief Financial Officer, Chief Operating Officer and Secretary

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2015 ANNUAL MEETING OF STOCKHOLDERS IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2015

To the Stockholders of Provectus Biopharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that we will hold the 2015 annual meeting of stockholders of Provectus Biopharmaceuticals, Inc. on Friday, June 19, 2015 at 4:00 p.m. Eastern Time, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC located at 200 S. Orange Avenue, Suite 2900, Orlando, Florida 32801. The 2015 annual meeting is being held for the following purposes:

1.	To elect five directors to serve on our Board of Directors for a one-year term;

2.	To conduct an advisory vote to approve the compensation of our named executive officers; and

3.	To ratify the selection of BDO USA, LLP as our independent auditor for 2015.

Stockholders also will transact any other business that properly comes before the 2015 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 3.

Only stockholders of record as of the close of business on April 24, 2015 will be entitled to notice of and to vote at the 2015 annual meeting of stockholders and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to Be Held on June 19, 2015. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at: http://www.pvct.com/annual_reports.html.

By order of our Board of Directors,

Peter R. Culpepper Secretary

April 30, 2015

Knoxville, Tennessee

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING OF STOCKHOLDERS	2
What is the purpose of the 2015 annual meeting?	2
Who is entitled to vote?	2
Am I entitled to vote if my shares are held in “street name?”	2
What constitutes a quorum?	2
What happens if a quorum is not present at the 2015 annual meeting?	2
How do I vote?	3
Can I change my vote after I return my proxy card?	3
What are the Board’s recommendations?	3
What happens if I do not specify how my shares are to be voted?	3
Will any other business be conducted at the 2015 annual meeting?	3
What vote is required to approve each item?	3
How will Abstentions and Broker Non-Votes be Treated?	4

STOCK OWNERSHIP	5
Directors, Executive Officers, and Other Stockholders	5
Section 16(a) Beneficial Ownership Reporting Compliance	6

CORPORATE GOVERNANCE	7
Board Leadership Structure	7
Board of Directors and Committees	7
Audit Committee	7
Compensation Committee	8
Nominating Committee and Director Nominations	8

COMPENSATION DISCUSSION AND ANALYSIS	10
Compensation Consultant	11
Compensation Components	12
Base Salary & Employment Agreements	12
Bonus Awards	12
401(k) Profit Sharing Plan and Other Benefits	12
Long-Term Incentives	12
Potential Payments Upon Termination or Change in Control	13
Consideration and Effect of the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining Compensation Policies and Decisions	14
Compensation-Related Risk Assessment	14
Conclusion	14

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	15

SUMMARY COMPENSATION TABLE	16

GRANTS OF PLAN-BASED AWARDS	17

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END	18

OPTION EXERCISES AND STOCK VESTED	19

7327 Oak Ridge Highway Knoxville, TN 37931 phone 865/769-4011 fax 865/769-4013

PROXY STATEMENT FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2015

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Provectus Biopharmaceuticals, Inc., for the annual meeting of stockholders to be held on Friday, June 19, 2015, beginning at 4:00 p.m. Eastern Time, at 200 S. Orange Avenue, Suite 2900, Orlando, Florida 32801.

We are mailing this Proxy Statement, together with a form of proxy and our annual report on Form 10-K for the year ended December 31, 2014, on or about April 30, 2015.

We will refer to your company and its subsidiaries throughout this Proxy Statement as “we,” “us,” the “Company” or “Provectus.”

At the meeting, our stockholders will vote on proposals to (1) elect five directors to serve on our Board of Directors for a one-year term; (2) conduct an advisory vote to approve the compensation of our named executive officers; and (3) ratify the selection of BDO USA, LLP as our independent auditor for 2015. The proposals are set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the 2015 annual meeting of stockholders, although our Board of Directors knows of no such other business to be presented.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 3.

When you submit your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders – Peter R. Culpepper and H. Craig Dees – to vote as proxy all your shares of common stock and otherwise to act on your behalf at the 2015 annual meeting of stockholders and any adjournment thereof, in accordance with the instructions set forth therein. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournment of the meeting.

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2015 ANNUAL MEETING OF STOCKHOLDERS IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2015 annual meeting?

At the 2015 annual meeting, stockholders will act upon the following matters:

1.	To elect five directors to serve on our Board of Directors for a one-year term;

2.	To conduct an advisory vote to approve the compensation of our named executive officers; and

3.	To ratify the selection of BDO USA, LLP as our independent auditor for 2015.

Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the 2015 annual meeting of stockholders, although our Board of Directors knows of no such other business to be presented.

Who is entitled to vote?

Only stockholders of record at the close of business on April 24, 2015, the record date for the 2015 annual meeting, are entitled to receive notice of the 2015 annual meeting and to vote the shares of common stock that they held on that date at the 2015 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2015 annual meeting.

Am I entitled to vote if my shares are held in “street name?”

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposals 1 and 2 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 3 is a discretionary item on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

What constitutes a quorum?

The presence at the 2015 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.

As of March 31, 2015, there were 185,972,159 shares of common stock outstanding. Shares held by stockholders present at the 2015 annual meeting in person or represented by proxy who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the 2015 annual meeting.

What happens if a quorum is not present at the 2015 annual meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, the proxy holders named on the proxy card will vote your shares as you direct. If you are a registered stockholder and attend the 2015 annual meeting, you may deliver your completed proxy card or vote in person at the 2015 annual meeting. If you hold your shares in a brokerage account or in “street name” and you wish to vote at the 2015 annual meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary either a notice of revocation or a duly executed proxy card bearing a later date. If you are a “street name” stockholder, you must contact your broker or other nominee and follow its instructions if you wish to change your vote. The powers of the proxy holders will be suspended if you attend the 2015 annual meeting in person and so request, although your attendance at the 2015 annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our Board of Directors unanimously recommends that you vote:

1.	“FOR” the election of five directors to serve on our Board of Directors for a one-year term;

2.	“FOR” the advisory vote to approve the compensation of our named executive officers; and

3.	“FOR” ratification of the selection of BDO USA, LLP as our independent auditor for 2015.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” each of Proposals 1 through 3.

Will any other business be conducted at the 2015 annual meeting?

As of the date hereof, our Board of Directors knows of no business that will be presented at the annual meeting other than the proposals described in this Proxy Statement. If any other business is properly brought before the 2015 annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

1.	The director nominees will be elected to serve on our Board of Directors for a term of one year if they receive a plurality of the votes cast on the shares of common stock present in person or represented by proxy at the 2015 annual meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the 2015 annual meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares of common stock will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

2.	The advisory vote to approve the compensation of our named executive officers will be approved if a majority of the shares of common stock present in person or represented by proxy at the 2015 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

3.	The selection of BDO USA, LLP as our independent auditor for 2015 will be ratified if a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will Abstentions and Broker Non-Votes be Treated?

You do not have the option of abstaining from voting on Proposal 1, but you may abstain from voting on Proposals 2 and 3. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposals 2 and 3, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares of common stock would be voted but not in favor of Proposals 2 and 3, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.

Broker non-votes occur when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposals 1 and 2 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 3 is a discretionary item on which your nominee will be entitled to vote your shares of common stock even in the absence of instructions from you. Accordingly, it is possible for there to be broker non-votes with respect to Proposals 1 and 2, but there will not be broker non-votes with regard to Proposal 3. In the case of a broker non-vote, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares of common stock not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 and 2.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of common stock as of March 31, 2015, by each of our directors, each of our executive officers named in the “Summary Compensation Table” of this Proxy Statement and all of our directors and executive officers as a group. We do not believe any person beneficially owns more than 5% of our outstanding common stock. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2015 annual meeting.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)
Directors and Executive Officers:
H. Craig Dees	4,472,859	(4)	2.4%
Peter R. Culpepper	3,808,332	(5)	2.0%
Timothy C. Scott	5,055,966	(6)	2.7%
Eric A. Wachter	7,889,017	(7)	4.2%
Alfred E. Smith, IV	200,000	(8)	*
Kelly M. McMasters	350,000	(9)	*
Jan Koe	1,236,300	(10)	*
All directors and executive officers as a group (7 persons)	23,012,474	(11)	11.7%

*	Less than 1% of the outstanding shares of common stock.

(1)	If no address is given, the named individual is an officer or director of Provectus Biopharmaceuticals, Inc., whose business address is 7327 Oak Ridge Highway, Knoxville, TN 37931.

(2)	Shares of common stock that a person has the right to acquire within 60 days of March 31, 2015 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares owned by that person.

(3)	As of March 31, 2015, there were 185,972,159 shares of common stock issued and outstanding.

(4)	Dr. Dees’ beneficial ownership includes 2,975,000 shares of common stock subject to options which are exercisable within 60 days.

(5)	Mr. Culpepper’s beneficial ownership includes 184,120 shares of common stock held in a 401(k) plan, 2,245,214 shares of common stock subject to options which are exercisable within 60 days and 266,666 shares of common stock issuable upon the exercise of warrants.

(6)	Dr. Scott’s beneficial ownership includes 55,996 shares of common stock held by Scott Family Investment Limited Partnership, a limited partnership established for the benefit of Dr. Scott’s family, 503,125 shares of common stock held in a 401(k) plan, and 2,975,000 shares of common stock subject to options which are exercisable within 60 days.

(7)	Dr. Wachter’s beneficial ownership includes 4,867 shares of common stock held by the Eric A. Wachter 1998 Charitable Remainder Unitrust, 824,248 shares of common stock held in a 401(k) plan, 1,000,000 shares of common stock subject to options which are exercisable within 60 days and 666,666 shares of common stock issuable upon the exercise of warrants.

(8)	Mr. Smith’s beneficial ownership includes 200,000 shares of common stock subject to options which are exercisable within 60 days.

(9)	Dr. McMasters’ beneficial ownership includes 350,000 shares of common stock subject to options which are exercisable within 60 days.

(10)	Mr. Koe’s beneficial ownership includes 150,000 shares of common stock subject to options which are exercisable within 60 days, 150,000 shares of common stock held by Vekoe Partners LLC, of which Mr. Koe is an affiliate, and 350,000 shares of common stock issuable upon the exercise of warrants. Mr. Koe disclaims beneficial ownership of the shares held by Vekoe Partners LLC except to the extent of his pecuniary interest therein.

(11)	Includes 11,178,546 shares of common stock subject to options and warrants which are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our securities. Based solely on our review of the copies of these forms received by us or representations from reporting persons, we believe that SEC beneficial ownership reporting requirements for 2014 were met.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors consists of five members, H. Craig Dees, Timothy C. Scott, Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV. Dr. Dees, who is our Chief Executive Officer, serves as chairman of our Board of Directors. Three members of our Board of Directors, Mr. Koe, Dr. McMasters and Mr. Smith, are considered independent under the independence standards of the NYSE MKT.

We believe that the leadership structure of our Board of Directors is appropriate given that we have only four employees. In addition, our entire Board of Directors is responsible for our risk oversight function due to the fact that we have only four employees, two of whom are members of our Board of Directors.

Board of Directors and Committees

Our Board of Directors met two times and took action by unanimous written consent eighteen times during 2014. Each member of our Board of Directors attended more than 75% of the total number of meetings of our Board of Directors and its committees on which he served during 2014. Members of our Board of Directors are encouraged to attend the 2015 annual meeting of stockholders. A majority of the members of our Board of Directors attended the 2014 annual meeting of stockholders either in person or via telephone conference.

We have three standing committees: audit committee; compensation committee; and corporate governance and nominating committee (the “nominating committee”). The members of the audit committee, compensation committee and nominating committee are independent pursuant to the NYSE MKT listing standards and applicable SEC rules. We believe that all members of our Board of Directors have been and remain qualified to serve on the committees of our Board of Directors and have the experience and knowledge to perform the duties required of the committees.

Audit Committee

The audit committee currently consists of Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV, all of whom are independent directors under the listing standards of the NYSE MKT. Alfred E. Smith, IV is the chairman of the audit committee. Our Board of Directors has determined that Alfred E. Smith, IV qualifies as an “audit committee financial expert,” as defined under the rules of the SEC. The audit committee met five times during 2014.

The audit committee’s responsibilities include:

•	hire one or more independent registered public accountants to audit our books, records and financial statements and to review our systems of accounting (including our systems of internal control);

•	discuss with the independent registered public accounting firm the results of the annual audit and quarterly reviews;

•	conduct periodic independent reviews of the systems of accounting (including systems of internal control);

•	make reports periodically to our Board of Directors with respect to its findings; and

•	undertake other activities described more fully in the section called “Audit Committee Report.”

Our audit committee charter is posted on our website at http://www.pvct.com/AuditCommitteeCharter.html and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

Compensation Committee

The compensation committee currently consists of Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV, all of whom are independent directors under the listing standards of the NYSE MKT. Alfred E. Smith, IV is the chairman of the compensation committee. The compensation committee met four times during 2014.

The compensation committee’s responsibilities include:

•	review and approve annually the corporate goals and objectives relevant to the Chief Executive Officer, and at least annually, evaluate the Chief Executive Officer’s performance in light of these goals and objectives and set the Chief Executive Officer’s compensation, including salary, bonus and incentive compensation, based on this evaluation;

•	determining, or recommending to our Board for determination, the compensation and benefits our executive officers other than the Chief Executive Officer;

•	reviewing our compensation and benefits plans;

•	reviewing and recommending to the entire Board of Directors the compensation for members of our Board of Directors; and

•	other matters that our Board of Directors specifically delegates to the compensation committee from time to time.

The responsibilities of the compensation committee are described in more detail in the section called “Compensation Discussion and Analysis.”

Prior to July 2, 2012, each member of our Board of Directors participated in the consideration of the compensation of our directors and executive officers.

Our compensation committee charter is posted on our website at http://www.pvct.com/CompensationCommitteeCharter.html and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

Nominating Committee and Director Nominations

The nominating committee currently consists of Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV, all of whom are independent directors under the listing standards of the NYSE MKT. Alfred E. Smith, IV is the chairman of the nominating committee. The nominating committee met four times during 2014.

Our Board adopted a written charter for our nominating committee, which is available to our stockholders and other interested parties on our web site at http://www.pvct.com/NominatingCommitteeCharter.html and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

The nominating committee has the authority and responsibility to:

•	assist our Board of Directors by identifying and approving the nomination of individuals qualified to serve as members of our Board of Directors;

•	review the qualifications and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

•	develop and recommend to our Board of Directors corporate governance policies for the Company;

•	review periodically the management succession plan of the Company and formally recommend to our Board of Directors as needed, successors to departing executive officers if a vacancy occurs; and

•	evaluate the performance of our Board of Directors.

Our nominating committee has no set procedures or policy on the selection of nominees or evaluation of stockholder recommendations and will consider these issues on a case-by-case basis. Our nominating committee will consider stockholder recommendations for director nominees that are properly received in accordance with our bylaws and the applicable rules and regulations of the SEC. Our nominating committee screens all potential candidates in the same manner. Our nominating committee’s review will typically be based on all information provided with respect to the potential candidate. Our nominating committee has not established specific minimum qualifications that must be met by a nominee for a position on our Board of Directors or specific qualities and skills for a director. Our nominating committee may consider the diversity of qualities and skills of a nominee, but our nominating committee has no formal policy in this regard. For more information, please see the section below entitled “ADDITIONAL INFORMATION.”

Stockholders who wish to contact the members of our Board of Directors may do so by sending an e-mail addressed to them at info@pvct.com.

COMPENSATION DISCUSSION AND ANALYSIS

The primary objectives of our compensation committee with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. Our focus is to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align our executive officers’ incentives with stockholder value creation. To achieve these objectives, our compensation committee has maintained, and continues to develop, compensation plans that tie a substantial portion of executives’ overall compensation to our scientific, medical and clinical milestones. Our compensation committee has reviewed these compensation practices and now also takes into consideration commercial and operational performance in addition to our scientific, medical and clinical milestones in determining the amount and types of compensation awarded to our executive officers.

Our compensation committee has a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line to ensure the competitiveness of the compensation packages we provide to our named executive officers. In 2012, we undertook a comprehensive review of our executive compensation practices with respect to compensation of our executive officers, other than base salaries, which remained the same. We undertook this review because we had completed certain scientific, medical and clinical milestones, which was the basis for executive compensation (other than base salaries) until April 30, 2012. As a result of this review and feedback we received from our stockholders with respect to our executive compensation practices, we decided to eliminate the payment of cash bonuses as part of our compensation package for executive officers after April 30, 2012. We determined that any cash bonuses that the compensation committee awards in the future will be made with the consideration of commercial and operational performance milestones, achievement of specific scientific, medical and clinical milestones, as well as peer company compensation data. In 2013 and 2014, we engaged an independent compensation consultant to assist the compensation committee in reviewing our executive officer and director compensation practices, as discussed further below under “—Compensation Consultant.”

We work within the framework of this pay-for-performance philosophy to determine each component of an executive officer’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executive officers within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

Our compensation committee has also maintained a quarterly and annual performance management program, under which quarterly and annual performance goals are determined and set forth in writing at the beginning of each quarter or calendar year as necessary and appropriate for the company as a whole. The compensation package components and structure were proposed by management and approved by the Board of Directors at the outset of this program’s formation. These corporate goals specify the achievement of specific scientific, medical and clinical milestones. The named executive officers propose these quarterly and annual corporate performance goals to the compensation committee for its review and approval. Any annual salary increases, quarterly and annual bonuses, and any quarterly and annual stock option awards granted to our employees are tied to the achievement of these corporate goals, including each individual’s contribution to the achievement of specific corporate goals.

Our compensation committee, which is composed solely of independent directors, makes all compensation decisions for our executive officers.

Compensation Consultant

In 2013, to assist the compensation committee in assessing the market competitiveness of our compensation program and establishing executive officer and director compensation for 2014, the compensation committee retained Pearl Meyer & Partners, which is a nationally recognized compensation consulting firm, to:

•	compile market data and business performance statistics of comparable companies for compensation committee comparison and review;

•	assist in establishing a peer group of companies;

•	summarize trends and developments affecting executive compensation;

•	provide guidance on compensation structure as well as levels of compensation for our executive officers and directors;

•	review equity compensation grant practices and other topics as requested by the compensation committee; and

•	report directly to the compensation committee and participate in compensation committee meetings as requested by the compensation committee.

The compensation committee has the sole authority to establish the nature and scope of Pearl Meyer & Partners’ engagement, to approve Pearl Meyer & Partners’ fees and to terminate Pearl Meyer & Partners’ engagement. Pearl Meyer & Partners does not provide any services to Provectus other than those requested by the compensation committee with respect to executive and director compensation. Based on these considerations, the compensation committee has determined that the advice it receives from Pearl Meyer & Partners is independent and objective. All of the decisions with respect to determining the amount or form of compensation for our named executive officers and directors are made by the compensation committee and may reflect factors and considerations other than the information and advice provided by Pearl Meyer & Partners.

The compensation committee met with Pearl Meyer & Partners in 2013 to discuss our executive officer and non-employee director compensation. While the compensation committee retained and has met with Pearl Meyer & Partners to provide guidance on compensation structure as well as levels of compensation for our executive officers and directors, the compensation committee has not yet made any changes to our executive officer compensation structure. The compensation committee has, however, made changes to our non-employee director compensation structure, as described below under “Director Compensation.”

Compensation Components

The components of our compensation package are as follows:

Base Salary & Employment Agreements

On April 28, 2014, we entered into amended and restated executive employment agreements with each of H. Craig Dees, Ph.D., Peter R. Culpepper, Timothy C. Scott, Ph.D., and Eric A. Wachter, Ph.D., to serve as our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, President, and Chief Technology Officer, respectively. Each agreement provides that such named executive officer will be employed for a five-year term with automatic one-year renewals unless previously terminated pursuant to the terms of the agreement or either party gives notice that the term will not be extended. Each named executive officer’s initial base salary is $500,000 per year and any increases to such base salary shall be determined by the compensation committee in its sole discretion. Named executive officers are also eligible for annual bonuses and annual equity incentive awards as determined by the compensation committee in its sole discretion. Named executive officers are entitled to reimbursement for all reasonable out-of-pocket expenses incurred during their performance of services under the agreements. Our named executive officers will be entitled to the payments upon termination of their employment, with or without a change of control, as described under the heading “Potential Payments upon Termination or Change in Control” below. The employment agreements for our named executive officers also include non-competition, non-solicitation and confidentiality obligations. Prior to April 28, 2014, each of our named executive officers was a party to an executive employment agreement with substantially similar terms as the agreements entered into on April 28, 2014.

We pay salaries to provide fixed compensation for the daily responsibilities of our named executive officers.

Bonus Awards

Our compensation committee terminated our former longevity bonus policy effective April 30, 2012 as a result of several considerations, including but not limited to feedback we received from our ongoing communications with our stockholders about our executive compensation practices. We did not award any cash bonuses to our named executive officers in 2013 or 2014.

401(k) Profit Sharing Plan and Other Benefits

Our named executive officers participate in our 401(k) Profit Sharing Plan, which was formed in 2010. Contributions to the 401(k) Profit Sharing Plan by us are discretionary. Contributions by us in 2012 totaled approximately $132,000. Contributions by us in 2013 totaled approximately $226,000. Contributions by us in 2014 totaled approximately $320,000. We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a vacation policy that requires a minimum amount of vacation time used but provides for cash compensation in lieu of vacation taken if appropriate.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executive officers in equity-based awards. Our Amended and Restated 2002 Stock Plan, or our 2002 Stock Plan, allowed the grant to employees of stock options, restricted stock, and other equity-based awards. The 2002 Stock Plan expired by its terms on April 22, 2012. At the 2012 annual meeting of stockholders, our stockholders approved the 2012 Stock Plan, which replaces the

2002 Stock Plan. The 2012 Stock Plan allowed the grant to employees of stock options, restricted stock, and other equity-based awards. At the 2014 annual meeting of stockholders, our stockholders approved the Provectus Biopharmaceuticals, Inc. 2014 Equity Compensation Plan (the “2014 Equity Compensation Plan”). The 2014 Equity Compensation Plan authorizes our Board of Directors to grant the following types of equity-based awards: (i) options that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) options that do not qualify as incentive stock options under the Code (“non-qualified stock options,” and collectively with incentive stock options, “options”). We are authorized to grant options under the 2014 Equity Compensation Plan for up to 20,000,000 shares of our common stock. If any options granted under the 2014 Equity Compensation Plan are forfeited or terminated for any reason, the shares of common stock that were subject to the options will again be available for future distribution under the 2014 Equity Compensation Plan. We no longer issue any awards under the 2012 Stock Plan.

Periodic annual grants of options to all of our employees are approved by our Board of Directors, the timing of which is not coordinated with the public release of nonpublic material information.

Our practice is to make periodic annual stock option awards as part of our overall performance management program. Our Board of Directors believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the periodic annual aggregate cumulative total of these awards will not exceed 10% of our fully diluted outstanding common and preferred shares. As is the case when the amounts of base salary and equity awards are determined, a review of all components of the executive officer’s compensation is conducted when determining annual option awards to ensure that an executive officer’s total compensation conforms to our overall philosophy and objectives. A pool of options is reserved for members of our Board of Directors to receive their annual grant and the pool of options is only increased for employees when approved by our stockholders.

Potential Payments Upon Termination or Change in Control

Each of the employment agreements for our named executive officers generally provides that in the event that the executive’s employment is terminated (i) voluntarily by the executive without Good Reason (as defined in the respective employment agreement) or (ii) by the Company for Cause (as defined in the respective employment agreement), the Company shall pay the executive’s compensation only through the last day of the employment period and, except as may otherwise be expressly provided, the Company shall have no further obligation to the executive. In the event that the executive’s employment is terminated by the Company other than for Cause (including death or disability), or if the executive voluntarily resigns for Good Reason, for so long as the executive is not in breach of his continuing obligations under the non-competition, non-solicitation and confidentiality restrictions contained in such executive’s employment agreement, the Company shall continue to pay the executive (or his estate) an amount equal to his base salary in effect immediately prior to the termination of his employment for a period of 24 months, to be paid in accordance with the Company’s regular payroll practices through the end of the fiscal year in which termination occurs and then in one lump sum payable to the executive in the first month of the fiscal year following termination, as well as any prorated bonuses based upon the bonuses paid with regard to the prior fiscal year, plus benefits on a substantially equivalent basis to those which would have been provided to the executive in accordance with the terms of such benefit plans.

The following table shows the base salary compensation the named executive officers would have received under their employment agreements had a change in control occurred as of December 31, 2014 and had the named executive officers been terminated within six months following such change in control.

Name	Amount
H. Craig Dees, Ph.D.	$1,000,000
Timothy C. Scott, Ph.D.	1,000,000
Eric A. Wachter, Ph.D.	1,000,000
Peter R. Culpepper	1,000,000

Under the terms of our 2014 Equity Compensation Plan, prior to the occurrence of a change in control (as defined in the 2012 Stock Plan), and unless otherwise determined by our Board of Directors, any stock options outstanding on the date such change in control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested. As of December  31, 2014, none of our named executive officers had outstanding unvested stock options.

Consideration and Effect of the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining Compensation Policies and Decisions

In 2014, our compensation committee reviewed our compensation policies to ensure any bonuses and stock option grants are made with the consideration of commercial and operational performance milestones as well as peer company compensation data, in addition to the achievement of specific scientific, medical and clinical milestones. In determining executive compensation for 2014, our compensation committee considered our stockholders’ approval of our executive compensation at our June 16, 2014 Annual Meeting of Stockholders, as well as feedback we have received from ongoing communications with our stockholders. As a result, our compensation committee determined not to pay any bonuses in 2014 and engaged an independent compensation consultant to provide analysis with respect to compensation structure for 2014. We will continue to consider stockholder feedback in the future with respect to both our stockholder advisory votes on executive compensation and informal feedback we receive from our stockholders.

Compensation-Related Risk Assessment

SEC regulations require that we assess our compensation policies and practices and determine whether those policies and practices are reasonably likely to result in a material adverse effect upon Provectus. Based upon a review by our Board of Directors and management of our compensation policies and practices, we have determined that our current compensation policies and practices are not reasonably likely to result in a material adverse effect on us. In reaching this conclusion, we considered the multiple performance metrics in the annual incentive plan, combination of short-term and longer-term incentives, using periodic shareholder approved equity grants, stock ownership guidelines for executive officers, clawback of compensation in event of restatement of financial statements in cases of fraud, and a further review of our compensation policies in the future to maximize stockholder value.

Conclusion

Our compensation policies are designed to retain and motivate our employees; namely, our executive officers, and to ultimately reward them for outstanding individual and corporate performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based on the review and discussions noted above, our Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Provectus’ Annual Report on Form 10-K for the year ended December 31, 2014.

Jan E. Koe

Kelly M. McMasters

Alfred E. Smith, IV (Chairman)

SUMMARY COMPENSATION TABLE

The table below shows the compensation for services in all capacities we paid during the years ended December 31, 2014, 2013 and 2012 to our Chief Executive Officer, Chief Financial Officer and our two other executive officers (whom we refer to collectively as our “named executive officers”):

Name and Principal Position	Year	Salary		Bonus		Option Awards(1)		All Other Compensation(2)	Total
H. Craig Dees CEO	2014 2013 2012	$500,000 500,000 500,000		$	— — 600,000	$	— 28,462 36,163	$137,692 114,192 90,692	$637,692 642,654 1,226,855
Peter R. Culpepper CFO, CAO and COO	2014 2013 2012	$500,000 500,000 500,000		$	— — 600,000	$	— — —	$137,692 114,192 90,692	$637,692 614,192 1,190,692
Timothy C. Scott President	2014 2013 2012	$500,000 500,000 500,000	(3)	$	— — 600,000	$	— 28,462 36,163	$137,692 114,192 90,692	$637,692 642,654 1,226,855
Eric A. Wachter Chief Technology Officer	2014 2013 2012	$500,000 500,000 500,000	(3)	$	— — 600,000	$	— — —	$137,692 114,192 90,692	$637,692 614,192 1,190,692

(1)	The amounts in the Option Awards column represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 4 to the Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2014. Drs. Dees and Scott are also members of our Board of Directors. Dr. Wachter served as a member of our Board of Directors until May 14, 2012. The fair value reflected in the Option Awards column for 2012 includes, for Drs. Dees and Scott, compensation for service in 2012 as a director of 50,000 stock options granted at an exercise price of $0.84 on June 28, 2012. The fair value reflected in the Option Awards column for 2013 includes, for Drs. Dees and Scott, compensation for service in 2013 as a director of 50,000 stock options granted at an exercise price of $0.67 on August 19, 2013. All the options vested immediately on the date of grant and expire ten years from the date of grant. For purposes of estimating the fair value of each stock option on the date of grant, we utilized the Black-Scholes option-pricing model which totaled $28,462 in 2013 and $36,163 in 2012.

(2)	Amounts in this column for 2014 are comprised of the following: unused vacation that was paid out in cash ($57,692 for each named executive officer); and company contributions to our 401(k) plan ($80,000 for each named executive officer).

(3)	This amount reflects the annual base salary for each of Drs. Scott and Wachter for 2014; however, Dr. Scott had $33,334 withheld from his salary in 2014, and Dr. Wachter had $33,333 withheld from his salary in 2014, in connection with the settlement of the Shareholder Derivative Lawsuit discussed below under “Other Information Concerning Management—Legal Matters.”

GRANTS OF PLAN-BASED AWARDS

There were no plan-based equity awards granted to the named executive officers during 2014.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table shows the number of equity awards outstanding as of December 31, 2014 for our named executive officers. All the options were exercisable as of December 31, 2014.

	Option Awards
Name	Number of Shares of Common Stock Underlying Unexercised Options Exercisable		Option Exercise Price	Option Expiration Date
H. Craig Dees	300,000		$0.64	1/7/2015
	300,000		$0.75	5/25/2015
	25,000		$0.62	5/19/2015
	200,000		$0.94	12/9/2015
	50,000		$1.02	6/23/2016
	1,000,000		$1.02	6/23/2016
	50,000		$1.50	6/21/2017
	50,000		$1.00	6/27/2018
	50,000		$1.04	6/19/2019
	50,000		$1.16	6/18/2020
	525,000	(1)	$1.00	7/22/2020
	50,000		$1.04	7/6/2021
	525,000	(1)	$0.93	9/6/2021
	50,000		$0.84	6/28/2022
	50,000		$0.67	8/19/2023
Peter R. Culpepper	33,334		$0.75	5/25/2015
	175,000		$0.94	12/9/2015
	1,000,000		$1.02	6/23/2016
	550,000	(1)	$1.00	7/22/2020
	550,000	(1)	$0.93	9/6/2021
Timothy C. Scott	76,764		$0.64	1/7/2015
	300,000		$0.75	5/25/2015
	25,000		$0.62	5/19/2015
	200,000		$0.94	12/9/2015
	50,000		$1.02	6/23/2016
	1,000,000		$1.02	6/23/2016
	50,000		$1.50	6/21/2017
	50,000		$1.00	6/27/2018
	50,000		$1.04	6/19/2019
	50,000		$1.16	6/18/2020
	525,000	(1)	$1.00	7/22/2020
	50,000		$1.04	7/6/2021
	525,000	(1)	$0.93	9/6/2021
	50,000		$0.84	6/28/2022
	50,000		$0.67	8/19/2023
Eric A. Wachter	985,000		$1.02	6/23/2016
	50,000		$1.50	6/21/2017
	50,000		$1.04	6/19/2019
	50,000		$1.16	6/18/2020
	50,000		$1.04	7/6/2021

(1)	Pursuant to the settlement of the Shareholder Derivative Lawsuit discussed below under “Other Information Concerning Management—Legal Matters,” Drs. Dees and Scott and Mr. Culpepper agreed to retain incentive stock options for 100,000 shares but forfeited 50% of the nonqualified stock options granted to each such Executive in both 2010 and 2011. The amounts set forth in the table reflect the outstanding options after rescission of 50% of the nonqualified stock options granted to Drs. Dees and Scott and Mr. Culpepper in 2010 and 2011.

OPTION EXERCISES AND STOCK VESTED

The following named executive officers exercised options in 2014:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
H. Craig Dees	—	$—
Peter R. Culpepper	289,624	$75,774
Timothy C. Scott	548,236	$271,767
Eric A. Wachter	639,248	$941,759

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	10,845,098	$0.97	19,850,000
Equity compensation plans not approved by security holders	—	—	—
Total	10,845,098	$0.97	19,850,000

(1)	This amount represents shares of common stock available for issuance under the 2014 Equity Compensation Plan as of December 31, 2014. Awards available for grant under the 2014 Equity Compensation Plan include stock options, stock appreciation rights, restricted stock, long-term performance awards and other forms of equity awards.

DIRECTOR COMPENSATION

Two of our five directors, Drs. Dees and Scott, are also full-time employees. As discussed above under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” they are compensated for their service in those roles. Other than the options received for service as directors prior to 2014, as described below, they are not separately compensated for their service as directors.

On or around the date of each annual meeting of stockholders, each member of our Board of Directors receives options exercisable for shares of common stock. After consultation and discussion with Pearl Meyer & Partners, our compensation consultants, in 2014, the compensation committee determined to cease the issuance of equity awards to our employee directors. In 2014, each of our non-employee directors received 50,000 options.

Based on Pearl Meyer & Partners’ review of our compensation practices, on December 18, 2013, our compensation committee approved a new director compensation structure as follows: (1) on an annual basis, each non-employee director of the Board will receive the following fees as compensation for service as a member of the Board: (i) an annual retainer equal to $40,000 cash and (ii) an annual stock option grant giving each non-employee director the right to purchase 50,000 shares of our common stock, or such lesser number of shares of our common stock to be determined at a future date in order to comply with Nasdaq requirements with respect to director compensation, which stock options shall vest immediately on the date of grant at a strike price to be determined at the date of grant; (2) each non-employee director who serves as a non-chairman member of any of: (i) the Audit Committee; (ii) the Compensation Committee; or (iii) the Nominating Committee receive an additional annual retainer equal to $15,000 as compensation for serving as a non-chair member of each such Committee; and (3) each non-employee director who serves as a chairman of any of: (i) the Audit Committee; (ii) the Compensation Committee; or (iii) the Nominating Committee receive an additional annual retainer equal to $20,000 as compensation for serving as a chairman of each such Committee.

Each of our directors is also reimbursed for expenses incurred in fulfilling his duties as a director, including attending meetings.

Director Compensation Table for 2014

Name(1)	Fees Earned or Paid in Cash	Warrant and Option Awards(2)	All Other Compensation	Total
Jan Koe	$85,000	$38,548	$—	$123,548
Kelly McMasters	$85,000	$38,548	$—	$123,548
Alfred E. Smith, IV	$100,000	$38,549	$—	$138,549

(1)	Our other two directors are also full-time employees whose compensation is discussed above under the heading “COMPENSATION DISCUSSION AND ANALYSIS” and “SUMMARY COMPENSATION TABLE.”

(2)	A total of 50,000 stock options were granted to both Dr. McMasters and Messrs. Koe and Smith at an exercise price of $0.88 for each director, which was the fair market price on the date of issuance. The options vested immediately on the date of grant, July 29, 2014, for each director and expire on July 29, 2024 for each director. The amounts in the Warrant and Option Awards column represent grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions used in determining the values of option awards are provided in Note 4 to the Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2014. For purposes of estimating the fair value of each stock option on the date of grant, we utilized the Black-Scholes option-pricing model.

As of December 31, 2014, Dr. McMasters had a total of 350,000 stock options outstanding, Mr. Smith had a total of 200,000 stock options outstanding, and Mr. Koe had a total of 150,000 stock options outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, Dr. McMasters and Messrs. Koe and Smith served as members of the Compensation Committee. None of the members of the compensation committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2014, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, other than transactions available to all employees generally or involving less than $10,000 when aggregated with similar transactions, must be presented to our audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by the compensation committee. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Party Transactions

We had no transactions during 2014 that would be required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed for 2015.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The persons listed below have been nominated by our Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2016. Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors.

H. Craig Dees, Ph.D., 63, has served as our Chief Executive Officer and as a member of our board of directors since we acquired Provectus Pharmaceuticals, Inc., a privately held Tennessee corporation (“PPI”), on April 23, 2002. Before joining us, from 1997 to 2002 he served as senior member of the management team of Photogen Technologies, Inc., including serving as a member of the board of directors of Photogen from 1997 to 2000. Prior to joining Photogen, Dr. Dees served as a Group Leader at the Oak Ridge National Laboratory and as a senior member of the management teams of LipoGen Inc., a medical diagnostic company which used genetic engineering technologies to manufacture and distribute diagnostic assay kits for auto-immune diseases, and TechAmerica Group Inc., now a part of Boehringer Ingelheim Vetmedica, Inc., the U.S. animal health subsidiary of Boehringer Ingelheim GmbH, an international chemical and pharmaceutical company headquartered in Germany. He earned a Ph.D. in Molecular Virology from the University of Wisconsin–Madison in 1984.

Timothy C. Scott, Ph.D., 57, has served as our President and as a member of our board of directors since we acquired PPI on April 23, 2002. Prior to joining us, Dr. Scott was a senior member of the Photogen management team from 1997 to 2002, including serving as Photogen’s Chief Operating Officer from 1999 to 2002, as a director of Photogen from 1997 to 2000, and as interim CEO for a period in 2000. Before joining Photogen, he served as senior management of Genase LLC, a developer of enzymes for fabric treatment and held senior research and management positions at Oak Ridge National Laboratory. Dr. Scott earned a Ph.D. in Chemical Engineering from the University of Wisconsin–Madison in 1985.

Jan E. Koe, 64, has served as a member of our board of directors since May 14, 2012. Mr. Koe has a 30-year track record of success in consulting, asset management, real estate and public company governance, and has represented major insurance firms, national retailers and Fortune 500 companies. He is President of GoStar, which is the manager of Real Solutions Opportunity Fund 2005-I and Real Solutions Fund Management LLC and Real Solutions Investment LLC. He is also Principal of Method K Partners, Inc., a commercial real estate firm, which he founded in 1988. He has served on the Board of Directors of ONE Bio, Corp. where he was Chair of the Compensation Committee and a member of the Financial Audit Committee. He holds a degree in Business Administration and Psychology from Luther College.

Kelly M. McMasters, M.D., Ph.D., 54, has served as a member of our board of directors since June 9, 2008. Additionally, Dr. McMasters serves as chairman of our scientific advisory board. Dr. McMasters received his undergraduate training at Colgate University prior to completing the MD/PhD program at the University of Medicine and Dentistry of New Jersey, Robert Wood Johnson Medical School and Rutgers University. He then completed the residency program in General Surgery at the University of Louisville, and a fellowship in Surgical Oncology at M.D. Anderson Cancer Center in Houston. He is currently the Sam and Lolita Weakley Professor of Surgical Oncology at the University of Louisville in Kentucky, a position he has held since 1996. Since 2005, he has chaired the Department of

Surgery at the University of Louisville and also has been Chief of Surgery at University of Louisville Hospital. Since 2000, he has also been Director of the Multidisciplinary Melanoma Clinic of the James Graham Brown Cancer Center at the University of Louisville. His is an active member of the surgery staff at the University of Louisville Hospital, Norton Hospital and Jewish Hospital in Louisville. He is on the editorial boards of the Annals of Surgical Oncology, Cancer Therapy and the Journal of Clinical Oncology as well as an ad hoc reviewer for 9 other publications. He holds several honors, chief among them is “Physician of the Year” awarded by the Kentucky Chapter of the American Cancer Society. He is the author and principal investigator (PI) of the Sunbelt Melanoma Trial, a multi-institutional study involving 3500 patients from 79 institutions across North America and one of the largest prospective melanoma studies ever performed. He has been a PI, Co-PI or local PI in over thirty clinical trials ranging from Phase 1 to Phase 3. For the past 12 years he has also directed a basic and translational science laboratory studying adenovirus-mediated cancer gene therapy funded by the American Cancer Society and the National Institutes of Health (NIH).

Alfred E. Smith, IV, 63, has served as a member of our board of directors since July 12, 2011. Mr. Smith is CEO of AE Smith Associates, a firm he founded in 2009. In December 2006, Mr. Smith retired from his position as Managing Director of Bear Wagner Specialists LLC, a specialist and member firm of the New York Stock Exchange, after 35 successful years on Wall Street. Mr. Smith also sits on the Boards of The Tony Blair Faith Foundation, Mutual of America, and Genco Shipping and Trading. He is a Senior Advisor for K2 Intelligence and Kroll Bond Rating Agency. Smith also served as Chairman of the Board of Saint Vincent Catholic Medical Centers in New York.

Experience, Qualifications, Attributes and Skills of Our Director Nominees

Each of our directors brings a strong and unique set of experience, qualifications, attributes and skills in a variety of areas. Set forth below are the specific experience, qualifications, attributes and skills of our directors that led to the conclusion that each director should serve as a member of our Board of Directors.

H. Craig Dees has extensive experience researching, developing, and testing potential pharmaceutical products, including our products. He holds a Ph.D. in Molecular Virology, which we believe provides us with specialized knowledge in that field.

Timothy C. Scott also has extensive experience researching, developing, and testing potential pharmaceutical products, including our products. He holds a Ph.D. in Chemical Engineering, which we believe provides us with specialized knowledge in that field.

Kelly M. McMasters, M.D., Ph.D., has clinical expertise in treating skin cancer, including melanoma, and surgical oncology. He has served as principal investigator, co-principal investigator or local investigator in over 30 clinical trials, including serving as principal investigator in a multi-institutional study involving 3,500 patients. We believe Dr. McMasters’ expertise in treating skin cancer and melanoma and experience with clinical trials provide our Board of Directors valuable insight into the testing of our pharmaceutical products.

Alfred E. Smith, IV is CEO of AE Smith Associates, a firm he founded in 2009. In December 2006, Mr. Smith retired from his position as Managing Director of Bear Wagner Specialists LLC, a specialist and member firm of the New York Stock Exchange, after 35 successful years on Wall Street. Mr. Smith also sits on the Boards of The Tony Blair Faith Foundation, Mutual of America, and Genco Shipping and Trading. He is a Senior Advisor for K2 Intelligence and Kroll Bond Rating Agency. Smith also served as Chairman of the Board of Saint Vincent Catholic Medical Centers in New York. He is active with various organizations to bring greater visibility and awareness to the fight against cancer.

Jan Koe brings significant chief executive experience to our Board of Directors from his position as President of GoStar. In addition, Mr. Koe also has board committee experience stemming from his service as chairman of the compensation committee and a member of the audit committee of ONE Bio Corp.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS NAMED ABOVE. Each proxy solicited on behalf of our Board of Directors will be voted FOR each of the nominees for election to our Board of Directors unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, we are submitting for stockholder advisory vote a resolution to approve the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement.

At our 2011 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views an annual vote as a good corporate governance practice and because more than 93% of the votes cast on the proposal at the 2011 annual meeting were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement.

Accordingly, the following resolution will be submitted for stockholder approval at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement, is hereby APPROVED.”

The advisory vote on the compensation of our named executive officers is non-binding. The approval or disapproval of the resolution approving our executive compensation by our stockholders will not require our Board of Directors to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our named executive officers and whether, and if so, how, to address stockholder disapproval remains with our Board of Directors.

Our Board of Directors believes that it is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in our best interest and the best interest of our stockholders.

Our Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our Board of Directors will carefully consider the outcome of the advisory vote to approve the compensation of our named executive officers and those opinions when making future compensation decisions.

The next advisory vote on the compensation of our executive officers will occur at the 2016 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval of the compensation of our named executive officers unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

Our Board of Directors has selected BDO USA, LLP as the independent auditor to perform the audit of our consolidated financial statements for 2015. BDO USA, LLP has audited our consolidated financial statements since 2002. BDO USA, LLP is a registered public accounting firm.

Our Board of Directors is asking our stockholders to ratify the selection of BDO USA, LLP as our independent auditor for 2015. Although not required by law or our bylaws, our Board of Directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our Board of Directors, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of BDO USA, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT AUDITOR FOR 2015. Each proxy solicited on behalf of our Board of Directors will be voted FOR the ratification of the selection of BDO USA, LLP as our independent auditor for 2015 unless the stockholder instructs otherwise in the proxy. If our stockholders do not ratify the selection, the matter will be reconsidered by our Board of Directors.

Audit and Non-Audit Services

Our Board of Directors is directly responsible for the appointment, compensation, and oversight of our independent auditor. It is the policy of our Board of Directors to pre-approve all audit and non-audit services provided by our independent registered public accountants. Our Board of Directors has considered whether the provision by BDO USA, LLP of services of the varieties described below is compatible with maintaining the independence of BDO USA, LLP. Our Board of Directors believes the audit and tax services provided to us do not jeopardize the independence of BDO USA, LLP.

The table below sets forth the aggregate fees we paid to BDO USA, LLP for audit and non-audit services provided to us in 2014 and 2013.

Fees	2014	2013
Audit Fees	$211,000	$190,000
Audit-Related Fees	—	—
Tax Fees:	99,800	—
All Other Fees	—	—
Total	$310,800	$190,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form

10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

Our audit committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The audit committee is also required to prepare this report to be included in our annual Proxy Statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The audit committee reviews our financial reporting process. In this context, the audit committee:

•	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2014;

•	has discussed with BDO USA, LLP (BDO USA), our independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•	has received the written disclosures and the letter from BDO USA required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with BDO USA the independent accountant’s independence.

Based on this review and the discussions referred to above, the audit committee recommended that our Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The audit committee has also recommended the reappointment, subject to stockholder ratification, of BDO USA as our independent registered public accountants for 2015.

This report is submitted on behalf of the members of the audit committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.

Jan E. Koe

Kelly M. McMasters

Alfred E. Smith, IV (Chairman)

OTHER INFORMATION CONCERNING MANAGEMENT

Executive Officers

Drs. Dees and Scott serve as our Chief Executive Officer and President, respectively. Information about their business experience is set forth above under the heading, “PROPOSAL 1—ELECTION OF DIRECTORS—Director Nominees.”

In addition, Eric A. Wachter, Ph.D., 52, serves as our Chief Technology Officer since May 14, 2012 and prior to that served as Executive Vice President – Pharmaceuticals and as a member of our board of directors since we acquired PPI on April 23, 2002 until May 14, 2012. Prior to joining us, from 1997 to 2002 he was a senior member of the management team of Photogen, including serving as Secretary and a director of Photogen since 1997 and as Vice President and Secretary and a director of Photogen since 1999. Prior to joining Photogen, Dr. Wachter served as a senior research staff member with Oak Ridge National Laboratory. He earned a Ph.D. in Chemistry from the University of Wisconsin–Madison in 1988.

Peter R. Culpepper, 55, serves as our Chief Financial Officer and Chief Operating Officer and was appointed in February 2004. Previously, Mr. Culpepper served as Chief Financial Officer for Felix Culpepper International, Inc. from 2001 to 2004; was a Registered Representative with AXA Advisors, LLC from 2002 to 2003; has served as Chief Accounting Officer and Corporate Controller for Neptec, Inc. from 2000 to 2001; has served in various Senior Director positions with Metromedia Affiliated Companies from 1998 to 2000; has served in various Senior Director and other financial positions with Paging Network, Inc. from 1993 to 1998; and has served in a variety of financial roles in public accounting and industry from 1982 to 1993. He earned a Masters in Business Administration in Finance from the University of Maryland – College Park in 1992. He earned an AAS in Accounting from the Northern Virginia Community College – Annandale, Virginia in 1985. He earned a BA in Philosophy from the College of William and Mary – Williamsburg, Virginia in 1982. He is a licensed Certified Public Accountant in both Tennessee and Maryland.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our principal executive officer and principal financial officer, or persons performing similar functions. The code of ethics contains written standards that are reasonably designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) accountability for adherence to the code. The code of ethics is available without charge upon request from our Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, TN 37931.

Legal Matters

Kleba Shareholder Derivative Lawsuit

On January 2, 2013, Glenn Kleba, derivatively on behalf of the Company, filed a shareholder derivative complaint in the Circuit Court for the State of Tennessee, Knox County (the “Court”), against H. Craig Dees, Timothy C. Scott, Eric A. Wachter, and Peter R. Culpepper (collectively, the “Executives”), Stuart Fuchs, Kelly M. McMasters, and Alfred E. Smith, IV (collectively, together with the Executives, the “Individual Defendants”), and against the Company as a nominal defendant (the “Shareholder Derivative Lawsuit”). The Shareholder Derivative Lawsuit alleged (i) breach of fiduciary duties, (ii) waste of corporate assets, and (iii) unjust enrichment, all three claims based on Mr. Kleba’s allegations that the defendants authorized and/or accepted stock option awards in violation of the terms of the Company’s 2002 Stock Plan (the “Plan”) by issuing stock options in excess of the amounts authorized under the Plan and delegated to defendant H. Craig Dees the sole authority to grant himself and the other Executives cash bonuses that Mr. Kleba alleges to be excessive.

In April 2013, the Company’s Board of Directors appointed a special litigation committee to investigate the allegations of the Shareholder Derivative Complaint and make a determination as to how the matter should be resolved. The special litigation committee conducted its investigation, and proceedings in the case were stayed pending the conclusion of the committee’s investigation. The Company has established a reserve of $100,000 for potential liabilities because such is the amount of the self-insured retention of its insurance policy. On February 21, 2014, an Amended Shareholder Derivative Complaint was filed which added Don B. Dale (“Mr. Dale”) as a plaintiff.

On March 6, 2014, the Company filed a Joint Notice of Settlement (the “Notice of Settlement”) in the Shareholder Derivative Lawsuit. In addition to the Company, the parties to the Notice of Settlement are Mr. Kleba, Mr. Dale and the Individual Defendants.

On June 6, 2014, the Company, in its capacity as a nominal defendant, entered into a Stipulated Settlement Agreement and Mutual Release (the “Settlement Agreement”) in the Shareholder Derivative Lawsuit. In addition to the Company and the Individual Defendants, Plaintiffs Glenn Kleba and Don B. Dale are parties to the Settlement Agreement.

By entering into the Settlement Agreement, the settling parties have resolved the derivative claims to their mutual satisfaction. The Individual Defendants have not admitted the validity of any claims or allegations and the settling plaintiffs have not admitted that any claims or allegations lack merit or foundation. Under the terms of the Settlement Agreement, (i) the Executives each agreed (A) to re-pay to the Company $2.24 Million of the cash bonuses they each received in 2010 and 2011, which amount equals 70% of such bonuses or an estimate of the after-tax net proceeds to each Executive; provided, however, that subject to certain terms and conditions set forth in the Settlement Agreement, the Executives are entitled to a 2:1 credit such that total actual repayment may be $1.12 Million each; (B) to reimburse the Company for 25% of the actual costs, net of recovery from any other source, incurred by the Company as a result of the Shareholder Derivative Lawsuit; and (C) to grant to the Company a first priority security interest in 1,000,000 shares of the Company’s common stock owned by each such Executive to serve as collateral for the amounts due to the Company under the Settlement Agreement; (ii) Drs. Dees and Scott and Mr. Culpepper agreed to retain incentive stock options for 100,000 shares but forfeited 50% of the nonqualified stock options granted to each such Executive in both 2010 and 2011 under the terms of their respective stock option rescission agreements. The Settlement Agreement also requires that each of the Executives enter into new employment agreements with the Company, which were entered into on April 28, 2014, and that the Company adhere to certain corporate governance principles and processes in the future. Under the Settlement Agreement, Messrs. Fuchs and Smith and Dr. McMasters agreed to pay the Company $25,000 in cash, subject to reduction by such amount that the Company’s insurance carrier pays to the Company on behalf of such defendant pursuant to such defendant’s directors and officers liability insurance policy. The Settlement Agreement also provides for an award to plaintiffs’ counsel of attorneys’ fees and reimbursement of expenses in connection with their role in this litigation, subject to Court approval.

On July 24, 2014, the Court approved the terms of the proposed Settlement Agreement and awarded $911,000 to plaintiffs’ counsel for attorneys’ fees and reimbursement of expenses in connection with their role in the Shareholder Derivative Lawsuit. The payment to plaintiff’s counsel was made by the Company during October 2014 and is recorded as other current assets at December 31, 2014. The Company is seeking reimbursement of the full amount from insurance and if the full amount is not received from insurance, the amount remaining will be reimbursed to the Company from the Individual Defendants in equal amounts.

On October 3, 2014, the Settlement Agreement was effective and stock options for Drs. Dees and Scott and Mr. Culpepper were rescinded, totaling 2,800,000. At December 31, 2014, a Gain on Settlement of $4,178,345, net of discount, was recorded for the total due from the Executives. A Short-term Receivable was recorded for $733,333 and a Long-term Receivable was recorded for $3,378,345. A discount for implied interest of $301,655 was recorded as an offset to the Gain on Settlement in the consolidated statements of operations. $66,667 was repaid by the Executives as of December 31, 2014. The cash settlement amounts will be repaid to the Company over a period of five years with the first payment due in October 2015 and the final payment is expected to be received by October 3, 2019.

Class Action Lawsuits

On May 27, 2014, Cary Farrah and James H. Harrison, Jr., individually and on behalf of all others similarly situated (the “Farrah Case”), and on May 29, 2014, each of Paul Jason Chaney, individually and on behalf of all others similarly situated (the “Chaney Case”), and Jayson Dauphinee, individually and on behalf of all others similarly situated (the “Dauphinee Case”) (the plaintiffs in the Farrah Case, the Chaney Case and the Dauphinee Case are collectively referred to as the “Class Action Plaintiffs”), each filed a class action lawsuit in the United States District Court for the Middle District of Tennessee against the Company, H. Craig Dees, Timothy C. Scott and Peter R. Culpepper (the “Defendants”) alleging violations by the Defendants of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. Specifically, the Class Action Plaintiffs each allege that the Defendants are liable for making false statements and failing to disclose adverse facts known to them about the Company, in connection with the Company’s application to the FDA for Breakthrough Therapy Designation (“BTD”) of the Company’s melanoma drug, PV-10, in the Spring of 2014, and the FDA’s subsequent denial of the Company’s application for BTD.

On July 9, 2014, the Class Action Plaintiffs and the Defendants filed joint motions in the Farrah Case, the Chaney Case and the Dauphinee Case to consolidate the cases and transfer them to United States District Court for the Eastern District of Tennessee. By order dated July 16, 2014, the United States District Court for the Middle District of Tennessee entered an order consolidating the Farrah Case, the Chaney Case and the Dauphinee Case (collectively and, as consolidated, the “Class Action Case”) and transferred the Class Action Case to the United States District Court for the Eastern District of Tennessee.

On November 26, 2014, the United States District Court for the Eastern District of Tennessee (the “Court”) entered an order appointing Fawwaz Hamati as the Lead Plaintiff in the Class Action Case, with the Law Firm of Glancy Binkow & Goldberg, LLP as counsel to Lead Plaintiff. On February 3, 2015, the Court entered an order compelling the Lead Plaintiff to file a consolidated amended complaint within 60 days of entry of the order.

On April 6, 2015, the Lead Plaintiff filed a Consolidated Amended Class Action Complaint (the “Consolidated Complaint”) in the Class Action Case, alleging that Provectus and the other individual defendants made knowingly false representations about the likelihood that PV-10 would be approved as a candidate for BTD, and that such representations caused injury to Lead Plaintiff and other shareholders. The Consolidated Complaint also added Eric Wachter as a named defendant. Pursuant to order of the Court, Provectus must respond to the Consolidated Complaint no later than June 5, 2015.

The Company intends to defend vigorously against all claims in the Consolidated Complaint. However, in view of the inherent uncertainties of litigation and the early stage of this litigation, the outcome of the Class Action Case cannot be predicted at this time. Likewise, the amount of any potential loss cannot be reasonably estimated. No amounts have been recorded in the consolidated financial statements as the outcome of the Class Action Case cannot be predicted and the amount of any potential loss is not estimable at this time.

Hurtado Shareholder Derivative Lawsuit

On June 4, 2014, Karla Hurtado, derivatively on behalf of the Company, filed a shareholder derivative complaint in the United States District Court for the Middle District of Tennessee against H. Craig Dees, Timothy C. Scott, Jan E. Koe, Kelly M. McMasters, and Alfred E. Smith, IV (collectively, the “Individual Defendants”), and against the Company as a nominal defendant (the “Hurtado Shareholder Derivative Lawsuit”). The Hurtado Shareholder Derivative Lawsuit alleges (i) breach of fiduciary duties and (ii) abuse of control, both claims based on Ms. Hurtado’s allegations that the Individual Defendants (a) recklessly permitted the Company to make false and misleading disclosures and (b) failed to implement adequate controls and procedures to ensure the accuracy of the Company’s disclosures.

On July 25, 2014, the United States District Court for the Middle District of Tennessee entered an order transferring the case to the United States District Court for the Eastern District of Tennessee. On April 9, 2015, the United States District Court for the Eastern District of Tennessee entered an Order staying the Hurtado Shareholder Derivative Lawsuit pending a ruling on the Motion to Dismiss to be filed by Provectus in the Class Action Case.

As a nominal defendant, no relief is sought against the Company itself in the Hurtado Shareholder Derivative Lawsuit.

Montiminy Shareholder Derivative Lawsuit

On October 24, 2014, Paul Montiminy brought a shareholder derivative complaint on behalf of the Company in the United States District Court for the Eastern District of Tennessee (the “Montiminy Shareholder Derivative Lawsuit”) against H. Craig Dees, Timothy C. Scott, Jan E. Koe, Kelly M. McMasters, and Alfred E. Smith, IV (collectively, the “Individual Defendants”). Like the Hurtado Shareholder Derivative Lawsuit, the Montiminy Shareholder Derivative Lawsuit alleges (i) breach of fiduciary duties and (ii) gross mismanagement of the assets and business of the Company, both claims based on Mr. Montiminy’s allegations that the Individual Defendants recklessly permitted the Company to make certain false and misleading disclosures regarding the likelihood that the Company’s melanoma drug, PV-10, would qualify for BTD. As a practical matter, the factual allegations and requested relief in the Montiminy Shareholder Derivative Lawsuit are substantively the same as those in the Hurtado Shareholder Derivative Lawsuit.

On December 29, 2014, the United States District Court for the Eastern District of Tennessee (the “Court”) entered an order consolidating the Hurtado Shareholder Derivative Lawsuit and the Montiminy Derivative Lawsuit. On April 9, 2015, the United States District Court for the Eastern District of Tennessee entered an Order staying the Hurtado and Montiminy Shareholder Derivative Lawsuits pending a ruling on the Motion to Dismiss to be filed by Provectus in the Class Action Case.

As in the Hurtado Shareholder Derivative Lawsuit, no relief is sought against the Company itself; the action is against the Individual Defendants only.

Foley Shareholder Derivative Complaint

On October 28, 2014, Chris Foley, derivatively on behalf of the Company, filed a shareholder derivative complaint in the Chancery Court of Knox County, Tennessee against H. Craig Dees, Timothy C. Scott, Jan E. Koe, Kelly M. McMasters, and Alfred E. Smith, IV (collectively, the “Individual Defendants”), and against the Company as a nominal defendant (the “Foley Shareholder Derivative Lawsuit”). The Foley Shareholder Derivative Lawsuit was brought by the same attorney as the Montiminy Shareholder Derivative Lawsuit, Paul Kent Bramlett of Bramlett Law Offices. Other than the difference in the named plaintiff, the complaints in the Foley Shareholder Derivative Lawsuit and the Montiminy Shareholder Derivative Lawsuit are identical. On March 6, 2015, the Chancery Court of Knox County, Tennessee entered an Order staying the Foley Derivative Lawsuit until the United States District Court for the Eastern District of Tennessee issues a ruling on the anticipated motion to dismiss the amended consolidated complaint to be filed in the Class Action Case.

OTHER MATTERS

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of our Board of Directors by mail, telephone, facsimile, or other electronic means or in person. We have retained Morrow & Co., LLC to assist us in the solicitation of proxies for the annual meeting. Broadridge Corporate Issuer Solutions will receive a base fee of $18,000, plus reasonable expenses and fees, for these services. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners, and we will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, Tennessee 37931.

Stockholder Proposals for Inclusion in Proxy Statement for 2016 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders, a stockholder proposal must be received by us no later than the close of business on January 1, 2016. Stockholder proposals must be sent to Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, Tennessee 37931. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Delaware corporate law.

Other Stockholder Proposals for Presentation at the 2016 Annual Meeting of Stockholders

In addition to the above, our bylaws contain an advance notice provision requiring that, if a stockholder’s proposal is to be brought before and considered at the 2016 Annual Meeting of Stockholders, such stockholder must provide timely written notice thereof to our Secretary. In order to be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on January 1, 2016 and not later than the close of business on January 31, 2016; provided, however, that in the event the date of the 2016 Annual Meeting is more than 30 days before or more than 30 days after the anniversary of the 2015 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such 2016 Annual Meeting and not later than the close of business on the later of the 60th day prior to the date of such 2016 Annual Meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event a stockholder proposal intended to be presented for action at the 2016 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with the 2016 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the 2016 Annual Meeting.

By Order of our Board of Directors

Knoxville, Tennessee April 30, 2015	PETER R. CULPEPPER Secretary

PROVECTUS BIOPHARMACEUTICALS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92685-P65748	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROVECTUS BIOPHARMACEUTICALS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees:

01) H. Craig Dees, Ph.D. 04) Alfred E. Smith, IV
02) Timothy C. Scott, Ph. D. 05) Kelly M. McMasters, M.D., Ph.D.
03) Jan E. Koe

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	To approve on an advisory basis the compensation of our named executive officers; and							☐	☐	☐

3.	To ratify the selection of BDO USA, LLP as our independent auditor for 2015.							☐	☐	☐

NOTE: With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

      Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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M92686-P65748

PROVECTUS BIOPHARMACEUTICALS, INC.

Annual Meeting of Stockholders

June 19, 2015 4:00 PM

This proxy is solicited by the Board of Directors

The 2015 Annual Meeting of Stockholders of Provectus Biopharmaceuticals, Inc., a Delaware corporation (the ‘‘Company”), will be held at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, the Company’s counsel, located at 200 S. Orange Ave., Suite 2900, Orlando, Florida 32801, on Friday, June 19, 2015, beginning at 4:00 p.m. Eastern time. The undersigned hereby acknowledges receipt of the combined Notice of 2015 Annual Meeting of Stockholders and Proxy Statement dated April 30, 2015, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

The undersigned hereby appoints Peter R. Culpepper and H. Craig Dees, and each of them, attorneys as agents with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. If no instruction is given, this proxy will be voted FOR each of Proposals 1 through 3.

Continued and to be signed on reverse side